SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          --------------------------


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 10, 1999 (December 2, 1999)



                        AMERICAN RESOURCES OFFSHORE, INC.
             (Exact name of registrant as specified in its charter)




       DELAWARE                     0-21472                   86-0713506
(State of Incorporation)    (Commission File Number)        (IRS Employer
                                                          Identification No.)




                             801 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002
              (Address of Registrant's principal executive offices)

                                (713) 227-7660
             (Registrant's telephone number, including area code)


                           3141 BEAUMONT CENTRE CIRCLE
                                    SUITE 203
                            LEXINGTON, KENTUCKY 40513

          (Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS

      On December 2, 1999, American Resources Offshore, Inc., a Delaware corporation (the "Company"), issued a press release announcing that it completed its corporate reorganization through transactions with Blue Dolphin Exploration Company, a Delaware corporation and wholly-owned subsidiary of Blue Dolphin Energy Company ("BDEX"), and Fidelity Oil Holdings, Inc., a Delaware corporation ("Fidelity"). The Company, pursuant to an Investment Agreement dated as of July 30, 1999 (the "Investment Agreement"), issued and sold 39,509,457 shares (the "Shares") of its common stock, par value $0.00001 per share (the "Common Stock"), to BDEX for approximately $4.5 million. The Shares sold to BDEX represent approximately 75% of the Company's outstanding Common Stock and voting capital stock. The Company, pursuant to a Purchase and Sale Agreement dated as of July 30, 1999 (the "Purchase Agreement") sold an undivided 80% interest in its offshore Gulf of Mexico oil and gas properties to Fidelity for approximately $24.2 million. The Company's remaining assets consist of an average 6% non-operated working interest in eight producing properties and one proved undeveloped property along with leasehold interests in 34 additional offshore tracts.

      On December 1, 1999, the Company held its annual meeting of stockholders. Stockholders elected Ivar Siem, Michael J. Jacobson, John P. Atwood, Andrew R. Agosto and Douglas L. Hawthorne as directors of the Company. Additionally, stockholders voted upon, and approved or ratified, the following matters:

(i) The Investment Agreement under which the Company sold to BDEX a number of shares of Common Stock equal to 75% of the combined voting power of all of the Company's outstanding voting securities after the issuance of the shares to BDEX.

                                                            Broker
    For               Against             Abstain         Non-votes
------------       --------------        ---------       -----------
 8,132,376             29,764              8,950          4,277,880

(ii) The Purchase Agreement under which the Company sold to Fidelity an undivided 80% interest in all of the Company's assets in the Gulf of Mexico.

                                                            Broker
    For               Against             Abstain         Non-votes
------------       --------------        ---------       -----------
 8,112,676             49,664              8,750          4,277,880

(iii) The sale of Company's Appalachian oil and gas properties and operations formerly owned by Southern Gas Co. of Delaware, Inc. ("Southern Gas") to Nami Resources Company, L.L.C.

                                                            Broker
    For               Against             Abstain         Non-votes
------------       --------------        ---------       -----------
 8,130,764             31,248              9,078          4,277,880

(iv) The sale of all of the stock of the Company's wholly-owned subsidiary that formerly owned its Appalachian Assets, Southern Gas, to Southern Gas Holding L.L.C. which is controlled by Leonard K. Nave who was one of the Company's directors.

                                                            Broker
    For               Against             Abstain         Non-votes
------------       --------------        ---------       -----------
 8,127,122             34,368              9,600          4,277,880

(v)   An amendment to the Company's Amended and Restated
      Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of Common Stock from 50,000,000 to 70,000,000.

                                                            Broker
    For               Against             Abstain         Non-votes
------------       --------------        ---------       -----------
 12,237,110           133,065             14,650           64,145

(vi) An amendment to the Certificate of Incorporation to eliminate Article Eleven to end the classification of the Board of Directors so that all directors serve terms of one year or until their successors are duly elected and qualified.

                                                           Broker
    For               Against             Abstain         Non-votes
------------       --------------        ---------       -----------
 8,074,296             52,653             18,050          4,303,971

      In connection with the consummation of the transactions contemplated by the Investment Agreement and the Purchase Agreement, the Company has relocated its principal executive offices from Lexington, Kentucky to Houston, Texas. The press release is filed as an exhibit hereto and is incorporated herein by reference. The Investment Agreement and the Purchase Agreement were more fully described in the Company's Current Report on Form 8-K dated August 2, 1999, and filed

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
as exhibits 10.99 and 10.98, respectively, to the Company's Current Report on Form 8-K dated August 10, 1999.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (c)   Exhibits

                  99.1  Text of Press Release, dated December 2, 1999

                  99.2 Certificate of Amendment of Restated Certificate of Incorporation

                  99.3  Second Restated Certificate of Incorporation

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          AMERICAN RESOURCES OFFSHORE, INC.



Date: December 10, 1999                   By: /s/ G. BRIAN LLOYD
                                                  G. Brian Lloyd
                                                  Vice President and Treasurer

                                INDEX TO EXHIBITS

      EXHIBIT                 DESCRIPTION OF EXHIBIT
      -------                 ----------------------
      99.1                    Text of Press Release, dated December 2, 1999

      99.2 Certificate of Amendment of Restated Certificate of Incorporation

      99.3                    Second Restated Certificate of Incorporation